Exhibit 5

Individual Flexible Purchase Payment Deferred Variable Annuity Application

Lincoln Life & Annuity Company of New York (Company)
Syracuse, New York

Servicing Office: 1300 South Clinton St., Ft. Wayne, IN 46802

Applicants signing in New York must use this form.

Instructions: Please type or print. ANY ALTERATIONS TO THIS APPLICATION MUST BE INITIALED AND DATED BY THE APPLICANT.

ALL “REQUIRED” SECTIONS MUST BE COMPLETED.

Your Registered Representative(s) and his/her Broker-Dealer may be subject to Department of Labor (DOL) fiduciary rules for persons providing investment advice to retirement accounts.

1                                         Product Options

☐: Lincoln Core IncomeSM

2                                         Initial Deposit — Initial Minimum: $1,500 (will be higher if a Living Benefit Rider is selected.)

Please indicate:	☐ New Deposit	$
	☐ 1035 Exchange (Non-Qualified)	$
	☐ Transfer (Qualified)	$
	☐ Rollover (Qualified)	$
	Total Expected Amount:	$

Source of Funds:	☐ For Non-Qualified (i.e. Brokerage Account, Inheritance, Business Venture, Loan, etc.):

Please check if applicable:

☐ Deceased Contract (Beneficiary IRA, Deceased IRA, Extended Payout, etc. Please complete form AN07361. No Living Benefit Riders are allowed. Only i4LIFE® Advantage on Non-qualified contracts is allowed.)

• If Automatic Bank Draft (26255) or Automatic Withdrawal Service (28835) is requested, please submit the appropriate election form.

Note: For a copy of Lincoln’s Monetary Instrument Policy refer to form AN10690.

3                                         Type of Contract Being Applied For - Required

☐ Non-Qualified:   (Do NOT select Plan Type)

☐ Tax-Qualified:   (MUST select Plan Type, below)

Plan Type (Check One):	☐ Roth IRA
☐ Traditional IRA
☐ SEP IRA
☐Other

ANF11598NY	ANF11598NY-LCI

4a                                  Contract Owner (Owner) - Required (Minimum and Maximum Ages apply.)

☐ Male

Full Legal Name of Individual or Trust*		SSN/TIN	Date of Birth	☐ Female

Physical Street Address		Telephone Number

City	State	Zip Code	Citizen of (Country)

Mailing Address (If different than above, including City, State and Zip Code.)

			Is Trust revocable	☐ Yes ☐ No
Trustee Name(s)		Date of Trust

Email Address

4b                                  Joint Contract Owner (Joint Owner), if any - Non-Qualified Contract Only (Minimum and Maximum Ages apply.)

☐ Male

Full Legal Name of Individual			SSN/TIN	Date of Birth	☐ Female

Physical Street Address			Telephone Number

City		State	Zip Code	Citizen of (Country)
Relationship To Owner:	☐ Spouse ☐ Non-Spouse
Email Address

5a                                  Annuitant - If no Annuitant is specified, the Owner, or Joint Owner if younger, will be the Annuitant. However, if a Living Benefit Rider is selected, the default will be according to the Living Benefit Rider specifications. (Minimum and Maximum Ages apply.)

Same as:	☐ Owner ☐ Joint Owner
☐ Other - complete information below and specify relationship to Owner:

☐ Male

Full Legal Name of Individual		SSN/TIN	Date of Birth	☐ Female

Physical Street Address		Telephone Number

City	State	Zip Code	Citizen of (Country)

Email Address

5b                                  Contingent Annuitant, if any - (Minimum and Maximum Ages apply.)

Same as:	☐ Owner
☐ Joint Owner
☐ Other - complete information below and specify relationship to Owner:

☐ Male

Full Legal Name of Individual		SSN/TIN	Date of Birth	☐ Female

Physical Street Address		Telephone Number

City	State	Zip Code	Citizen of (Country)

Email Address

* Additional documentation required. Please complete and return the Certification of Trustee Powers Form (AN07086).

6                                         Beneficiary(ies) of Owner - (If additional space is needed, please list additional beneficiaries in Section 14.)

Beneficiaries share equally unless otherwise indicated. If a percentage is indicated, use whole number percentages and the allocation total must equal 100%.

Full Legal Name Primary Beneficiary		Relationship to Owner

		%	☐ Male ☐ Female
Date of Birth	SSN/TIN

Primary Beneficiary Address			Telephone Number

Full Legal Name ☐ Primary ☐ Contingent		Relationship to Owner

		%	☐ Male ☐ Female
Date of Birth	SSN/TIN

Beneficiary Address			Telephone Number

Full Legal Name ☐ Primary ☐ Contingent		Relationship to Owner

		%	☐ Male ☐ Female
Date of Birth	SSN/TIN

Beneficiary Address			Telephone Number

Full Legal Name Primary Beneficiary		Relationship to Owner

		%	☐ Male ☐ Female
Date of Birth	SSN/TIN

Primary Beneficiary Address			Telephone Number

Full Legal Name ☐ Primary ☐ Contingent		Relationship to Owner

		%	☐ Male ☐ Female
Date of Birth	SSN/TIN

Beneficiary Address			Telephone Number

Full Legal Name ☐ Primary ☐ Contingent		Relationship to Owner

		%	☐ Male ☐ Female
Date of Birth	SSN/TIN

Beneficiary Address			Telephone Number

7                                         Replacement Information - Required (All information needs to be completed.)

☐ Yes	☐ No	Do you own any existing annuity contracts or life insurance policies?

☐ Yes	☐ No	Will the proposed contract replace or change any existing annuity or life insurance?

(Representative/Agent: Complete a separate New York Definition of Replacement form. Refer to the annuity Instructions for completing Regulation 60 Forms if any questions on that Definition of Replacement form are answered Yes.)

Company	Approximate Transfer Amount	Policy/Contract Number	Replacement of Annuity/Life
	$		☐ Annuity ☐ Life
	$		☐ Annuity ☐ Life
	$		☐ Annuity ☐ Life
	$		☐ Annuity ☐ Life
	$		☐ Annuity ☐ Life
	$		☐ Annuity ☐ Life

IMPORTANT INFORMATION

Core Income Benefit Rider

The Rider Charge is based on the greater of the sum of all Purchase Payments, adjusted proportionately for Excess Withdrawals, or the Contract Value. The Rider charge rate may increase at the earlier of 5 years from the Rider Effective Date or upon the first Conforming Withdrawal. Additional Purchase Payments and Excess Withdrawals will impact the benefits provided by the Rider. The Contract Owner may not terminate the rider and Rider Charge unless the contract to which the rider is attached is terminated or the contract is annuitized, including election of i4LIFE® Advantage.

8a                                  Living Benefit Rider — Select One.  (Please consult prospectus for charges, age restrictions, and benefit information.)

Core Income Benefit Rider

☐ Single Life

☐ Joint Life (If Joint Life is elected, the Spouse must be the Joint Owner or 100% Primary Beneficiary.)

8b                                  Fund Allocations — Use whole percentages; total must equal 100%. Future deposits will follow these variable fund allocaitons.)

% Lincoln iShares® Global Growth Allocation Fund

% Lincoln iShares® U.S. Moderate Allocation Fund

% Lincoln iShares® Fixed Income Allocation Fund

9                                         Portfolio Rebalancing

☐                                    By checking this box, I choose the Portfolio Rebalancing program. (The minimum that can be transferred is $50.)

More than one fund must be selected in Section 8b. Transfers will occur on the first day through the 28th day of the month. If no start date is indicated or an incorrect start date is chosen, the start date will be the 15th of the month. If no frequency is selected the frequency will be quarterly.

Start Date: (mm/dd/yy):

Select Frequency of Rebalancing:

☐ Monthly

☐ Quarterly

☐ Semi-Annually

☐ Annually

10                                  Additional Remarks

11                                  Declarations and Signatures - Required

The Owner(s) understands and agrees that:

1.              The information contained in this application is true, complete, and correct to the best of his or her knowledge and belief.

2.              The statements made shall form the exclusive basis of any annuity issued.

3.              Checks must be made payable to Lincoln Life & Annuity Company of New York, not to the Representative/Agent. The cancelled check is the receipt.

4.              Only a Company officer can make, modify, discharge, or waive any of the Company’s rights.

5.              Under penalties of perjury, the Owner(s) certifies that: (1) the Social Security Number(s) or Tax Identification Number(s) reported above for the Owner(s) is the correct number (or the Owner(s) is waiting for a number to be issued); and (2) the Owner(s) is not subject to backup withholding either because (a) the Owner(s) has not been notified by the Internal Revenue Service (IRS) that the Owner(s) is subject to backup withholding as a result of a failure to report all interest or dividends, or (b) the IRS has notified the Owner(s) he or she is no longer subject to backup withholding.

6.              Placing an annuity in a tax qualified retirement plan (for example, an IRA) will result in no additional tax advantage from the annuity.

7.              Any annuity issued upon this application shall be considered a contract of the state in which the contract is delivered and terms shall be construed in accordance with the laws of the state.

8.              The annuity will become effective on the date of issue. In the event that the initial purchase payment for this application is not acceptable, Lincoln Life & Annuity Company of New York’s liability will be limited to a return of any payment made.

9.              LNY reserves the right to limit total Purchase Payments for all LNY variable annuity contracts, including variable annuity contracts with an affiliated company, for which the Owner, Joint Owner or annuitant is a measuring life.

10.       There are charges and fees associated with the annuity contract and there may be additional charges for optional benefits provided through riders, endorsements or amendments.

If this application is for a qualified retirement annuity, I/We acknowledge that I/we did not receive any investment advice from the Company regarding the purchase of or investment in the annuity contract.

I/We acknowledge receipt of a current prospectus and verify my/our understanding that all payments and values provided by the contract, when based on investment experience of the Variable Account, are variable and not guaranteed as to dollar amount.

Contract Owner Signature	Signed in (City and State)	Date

Joint Contract Owner, if any, Signature	Signed in (City and State)	Date

Annuitant Signature (if other than Owner)		Date

Contingent Annuitant, if any, Signature		Date

12    Representative/Agent Signature - Required (All information needs to be completed.)

☐ Yes	☐ No	Does the applicant have any existing annuity contracts or life insurance policies?

☐ Yes	☐ No	Will the proposed contract replace or change any existing annuity or life insurance?

(Representative/Agent: Complete a separate New York Definition of Replacement form. Refer to the Annuity Instructions for Completing Regulation 60 Forms if any questions on that Definition of Replacement form are answered Yes.)

The Representative/Agent hereby certifies he/she witnessed the signature(s) in Section 15 and that all information contained in this application is true to the best of his/her knowledge and belief. The Representative/Agent also certifies that he/she has used only Company approved sales materials in conjunction with the sale and copies of all sales materials were left with the applicant(s). Any electronically presented sales material will be provided in printed form to the applicant no later than at the time of the contract delivery.

If this application is for a qualified retirement annuity, I have complied with the requirements of the DOL fiduciary rules, including the conditions of any applicable prohibited transaction exemption, in recommending this annuity to the applicant.

Servicing Representative/Agent Signature